Exhibit 99.1
NeuroMetrix Reports Q2 2022 Financial Results

WOBURN, Mass., July 21, 2022 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO) today reported financial and business highlights for the quarter and six months period ended June 30, 2022. The Company's mission is to reduce the impact of neurological disorders and pain syndromes on individuals and on population health through innovative non-invasive medical devices.

Highlights:

•Overall Q2 2022 revenue of $2.1 million decreased by 3.4% from $2.2 million in the prior year. DPNCheck® domestic sales, primarily into Medicare Advantage accounts, were the largest component of revenue and posted another strong quarter with 20.3% year-on-year growth. The Company’s Quell over-the-counter business declined by 50% due to a planned decrease in promotion spending in anticipation of transitioning to the new prescription fibromyalgia indication in Q4 of this year.

•Q2 2022 gross profit of $1.5 million versus $1.7M in Q2 2021 reflected a margin rate of 67.9% versus 74.8% in the prior year. Supply chain issues resulted in broker payments in Q2 2022 to secure critical parts. Excluding these payments, the Q2 2022 margin rate was 75.5%, up slightly from 2021.

•Operating expenses were $2.7 million versus $2.2 million in Q2 2021 reflecting product development initiatives for DPNCheck and Quell, as well as fielding an expanded DPNCheck commercial team.

•Net loss for the quarter was $1.2 million or ($0.17) per share. The Company ended the quarter with cash and investment grade securities of $23 million.

•In May the Company’s Quell technology received FDA De Novo authorization as the first non-pharmacological treatment for fibromyalgia, a chronic pain syndrome estimated to affect two to five percent of the U.S. adult population (five to fifteen million people).

•Bradley M. Fluegel was appointed to the Company’s Board of Directors in June. Mr. Fluegel has extensive commercial and strategic advisory experience in healthcare and medical technology.

"We have achieved several important milestones in positioning NeuroMetrix for future growth," said Shai N. Gozani, M.D., Ph.D., Chief Executive Officer of NeuroMetrix. “We now have an experienced commercial team focused on the growing Medicare Advantage market for DPNCheck. Our Quell technology, a 2021 recipient of an FDA Breakthrough Designation for treatment of fibromyalgia symptoms, has now been granted FDA marketing authorization under a De Novo designation. The recent completion of the regulatory process allows us to initiate the Quell Fibromyalgia commercial program with a limited launch planned for Q4 2022. This will be the first prescription product in our emerging Quell portfolio for specific disease indications. In addition, Brad Fluegel joins our Board at an opportune time. We look forward to leveraging his expertise in steering our growth initiatives.”

Financials:

Q2 2022 revenue of $2.1 million decreased by $75 thousand or 3.4% from the prior year. Gross margin of $1.5 million contracted by $203 thousand or 12.3% from Q2 2021. Operating expenses of $2.7 million increased by $475 thousand from $2.2 million in Q1 2021. R&D spending of $0.9 million included $285 thousand in outside engineering consulting services. Sales and marketing costs of $567 thousand included $259 thousand in new personnel spending. The net loss for Q2 2022 was $1.2 million or ($0.17) per share in comparison with a net loss of $532 thousand or ($0.13) per share in Q2 2021.

Revenues in H1 2022 increased by $72 thousand or 1.6% and gross profit increased by $11 thousand or 0.3% in contrast with the comparable prior year period. Operating expenses increased by $1.6 million from H1 2021 which benefitted from a non-cash credit of $450 thousand related to technology costs. Net loss in H1 2022 was $2.1 million or ($0.30) per share versus a net loss of $591 thousand of (0.15) per share in H1 2021.
Company to Host Live Conference Call and Webcast

NeuroMetrix will host a conference call at 8:00 a.m. Eastern today, July 21, 2022. An audio-only webcast of the call may be accessed in the “Investors Relations” section of the Company’s website at www.NeuroMetrix.com. Participants who wish to access the call live via telephone to ask questions must register in advance here. Upon

Exhibit 99.1
registering, a dial-in and unique PIN will be provided on screen and via email to join the call. A replay of the call will be available for one year on the Company's website under the "Investor Relations" tab.

About NeuroMetrix
NeuroMetrix is an innovation-driven company with a mission to improve individual and population health through innovative medical devices and technology solutions for neurological disorders and pain syndromes. The Company has three commercial products. DPNCheck® is a diagnostic device that provides rapid, point-of-care detection of peripheral neuropathies. ADVANCE® is a diagnostic device that provides automated, in-office nerve conduction studies for the evaluation of focal neuropathies. Quell® is a wearable neuromodulation technology indicated for treatment of fibromyalgia symptoms and chronic lower extremity pain. For more information, visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, the effects of the COVID-19 pandemic on all aspects of the Company’s business, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
SVP and Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

Exhibit 99.1

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$2,138,301	$2,213,499	$4,440,692	$4,368,971

Cost of revenues	686,121	558,221	1,194,995	1,134,510

Gross profit	1,452,180	1,655,278	3,245,697	3,234,461

Operating expenses:
Research and development	915,799	641,525	1,626,376	874,802
Sales and marketing	566,598	269,493	1,425,437	663,318
General and administrative	1,180,101	1,276,223	2,366,192	2,288,499

Total operating expenses	2,662,498	2,187,241	5,418,005	3,826,619

Loss from operations	(1,210,318)	(531,963)	(2,172,308)	(592,158)

Other income	50,395	379	53,823	791

Net loss	$(1,159,923)	$(531,584)	$(2,118,485)	$(591,367)

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021

Cash, cash equivalents and securities	$22,968,146	$22,572,104
Other current assets	1,658,804	1,615,755
Noncurrent assets	630,103	700,333
Total assets	$25,257,053	$24,888,192

Current liabilities	$1,587,570	$1,365,697
Lease obligation, net of current portion	258,912	306,709
Stockholders’ equity	23,410,571	23,215,786
Total liabilities and stockholders’ equity	$25,257,053	$24,888,192

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